UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Thermo Fisher Scientific Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-2209186 (I.R.S. Employer Identification No.)

168 Third Avenue Waltham, Massachusetts (Address of principal executive offices)	02451 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
3.200% Senior Notes due 2026	New York Stock Exchange LLC
3.650% Senior Notes due 2034	New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable):  333-263034
Securities to be registered pursuant to Section 12(g) of the Act:  None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Thermo Fisher Scientific Inc. (the “Registrant”) has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), a prospectus supplement, dated November 14, 2022 (the “Prospectus Supplement”), and the accompanying prospectus, dated February 25, 2022 (the “Base Prospectus”).  The Prospectus Supplement relates to the offering of €500,000,000 aggregate principal amount of 3.200% Senior Notes due 2026 and €750,000,000 aggregate principal amount of 3.650% Senior Notes due 2034 (collectively, the “Notes”) to be issued by the Registrant.

Item 1.  Description of Registrant’s Securities to be Registered.

The descriptions under the heading “Description of the Notes” in the Prospectus Supplement and “Description of Thermo Fisher Debt Securities” in the Base Prospectus are incorporated by reference herein.  Copies of such descriptions will be filed with The New York Stock Exchange.

Item 2.  Exhibits.

Exhibit No.	Description
4.1
Indenture, dated as of November 20, 2009, by and between the Registrant, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on November 20, 2009).

4.2
Twenty-Fifth Supplemental Indenture, dated as of November 21, 2022 by and between the Registrant, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 of Thermo Fisher’s Current Report on Form 8-K filed with the Commission on November 21, 2022).

4.3	Form of 3.200% Senior Notes due 2026 (included in Exhibit 4.2).
4.4	Form of 3.650% Senior Notes due 2034 (included in Exhibit 4.2).

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934 the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

THERMO FISHER SCIENTIFIC INC.

Date: November 21, 2022	By:	/s/ Michael A. Boxer
		Name:	Michael A. Boxer
		Title:	Senior Vice President and General Counsel